Exhibit 6.10

                                    FORM OF
                           CONFIDENTIALITY AGREEMENT



To:   iQ Power Technology Inc. ("iQ Canada") ("iQ")

Dear Sirs:

Re:  Confidential Information
-----------------------------

WHEREAS:

A. The Undersigned is privy to the Confidential Information (as defined herein) and has knowledge about the Confidential Information;

B. The Undersigned has acquired shares of iQ Canada (the "Shares") pursuant to a share exchange agreement dated August 25, 1998 (the "Share Exchange Agreement") between the Undersigned, iQ Canada, iQ Battery Research and Development GmbH ("iQ Germany") (collectively, iQ Canada and iQ Germany are defined herein as "iQ") and other shareholders of iQ Germany pursuant to which iQ Canada obtained ownership of the Confidential Information; and

C. The Undersigned has agreed with iQ Canada to enter into an agreement to protect the confidentiality of the Confidential Information;

NOW THEREFORE in consideration of the Shares and the payment of $1 by iQ Canada to the Undersigned, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


1.00  COVENANT NOT TO COMPETE
-----------------------------

1.01 For the purpose of this agreement, "iQ's Business" shall mean the design, development, manufacture, distribution and marketing of batteries and related technologies and products in connection with the transportation industry.

1.02 In consideration for the Shares issued to him under the Share Exchange Agreement, the Undersigned agrees that he will not directly or indirectly compete with iQ for a period of five (5) years from the date hereof. The said covenant not to compete shall include all geographical areas in which iQ is actively marketing or developing products or operates directly or indirectly through a subsidiary or associated company having common control or ownership during the term of this Agreement and shall prohibit the following activities:

a.   the  design,  development,   manufacture,   production,   sale,  marketing,
     solicitation or acceptance of orders with regard to any product, concept, or business line which is directly competitive with any aspect of iQ's Business as conducted as of the termination date, whether or not using any confidential information; and
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b.   having  anywhere in the world where iQ is  actively  marketing  products or services during the term of this agreement, any business dealings or contacts except those which demonstrably do not relate to or compete with the business or interest of iQ; and

c. being an employee, employer, officer, director, partner, consultant, trustee or shareholder of more than five percent of the outstanding common stock of any person or entity that does any of the activities referred to in the preceding paragraphs (a) and (b).

The Undersigned may, on a case-by-case basis, provide iQ with a written proposal for an Invention which the Undersigned desires to develop and potentially commercialize in contravention of this Section. In each instance, upon receiving the Undersigned's written proposal, iQ shall have no more than 180 days to evaluate and decide whether it desires to grant or deny the Undersigned an exception to the non-compete contained herein. Any failure by iQ to respond in writing to the Undersigned's proposal within such 180-day period shall be deemed to be a consent to allow the Undersigned to proceed to develop and/or commercialize the Invention described in such proposal without the involvement of iQ. Otherwise, iQ shall indicate in writing to the Undersigned within such 180-day period whether it shall consent to such proposal, such consent not to be unreasonably withheld. Should iQ withhold its consent, it may elect at its sole discretion to enter into negotiations with the Undersigned with respect to the development and/or potential commercialization of the subject Invention. Such negotiations shall be in good faith but are not subject to being completed during the 180-day evaluation period. Any failure by the parties to complete such good faith negotiations shall be deemed a withholding of iQ's consent hereunder. The Undersigned shall submit a copy of all proposals hereunder to a patent attorney designated by iQ.

2.00  OWNERSHIP OF TECHNOLOGY; CONFIDENTIALITY
----------------------------------------------

2.01  Confidential Information
------------------------------

The Undersigned recognizes and acknowledges that prior to or during the term of this agreement, he might have or have had access to certain information not generally known to the public, relating to the products, sales or business of iQ which may include, without limitation, software, literature, data, programs, customer contact lists, sources of supply, prospects or projections, manufacturing techniques, processes, formulas, research or experimental work, work in process, trade secrets or any other proprietary or confidential matter (collectively, the "Confidential Information"). The Undersigned recognizes and acknowledges that this Confidential Information constitutes a valuable, special and unique asset of iQ. The Undersigned acknowledges and agrees that all such Confidential Information is and shall remain the exclusive property of iQ. The Undersigned further recognizes, acknowledges and agrees that, to enable iQ to perform services for its customers or its clients, such customers or clients may furnish or have furnished to iQ Confidential Information concerning their business affairs, property, methods of operation or other data, that the goodwill afforded to iQ depends on the iQ and its employees preserving the

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confidentiality of such information,  and that such information shall be treated as Confidential Information of iQ for all purposes under this Agreement.

2.02  Non-Disclosure
--------------------

The Undersigned agrees that, except with the prior consent of iQ, the Undersigned will not at any time during the term of this agreement, use or disclose to any person for any purpose any Confidential Information, or permit any person to use, examine and/or make copies of any documents, files, data or other information sources which contain or are derived from Confidential Information, whether prepared by the Undersigned or otherwise coming into the Undersigned's possession or control without the prior written permission of iQ. The Undersigned's obligations under subsections 2.01 and 2.02 are indefinite in term and shall survive the termination of this Agreement.

2.03  Work Product and Copyrights
---------------------------------

The Undersigned agrees that all right, title and interest in and to the materials resulting from past, current or future work performed for iQ and all copies thereof, including works in progress, in whatever media, (the "Work"), will be and remain in iQ upon their creation. The Undersigned will mark all Work with iQ's copyright or other proprietary notice as directed by iQ. The Undersigned further agrees:

a. To the extent that any portion of the Work constitutes a work protectable under the copyright laws of the United States, Canada or the Federal Republic of Germany (the "Copyright Law"), that all such Work will be considered a "work made for hire" as such term is used and defined in the Copyright Law and that iQ will be considered the "author" of such portion of the Work and the sole and exclusive owner throughout the world of copyright therein; and

b. If any portion of the Work does not qualify as a "work made for hire" as such term is used and defined in the Copyright Law, that the Undersigned hereby assigns and agrees to assign to iQ, without further consideration, all right, title and interest in and to such Work or in any such portion thereof and any copyright therein and further agrees to execute and deliver to iQ, upon request, appropriate assignments of such Work and copyright therein and such other documents and instruments as iQ may request to fully and completely assign such Work and copyright therein to iQ, its successors or nominees, and that the Undersigned hereby appoints iQ as attorney-in-fact to execute and deliver any such documents on the Undersigned's behalf in the event the Undersigned should fail or refuse to do so within a reasonable period following iQ's request.

2.04  Inventions and Patents
----------------------------

For purposes of this Agreement, "Inventions" includes, without limitation, information, inventions, contributions, improvements, ideas,discoveries, or works, whether patentable or not, and whether or not conceived or made during work hours. The Undersigned agrees that all Inventions conceived or made by the Undersigned belong to iQ, provided they grow out of the Undersigned's work with iQ or are related in some manner to iQ's Business, including, without

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limitation,  research and product  development,  and projected business of iQ or its affiliated companies. Accordingly, the Undersigned will:

a. Make adequate written records of such Inventions, which records will be iQ's property;

b. Assign to iQ, at its request, any rights the Undersigned may have to such Inventions for the Federal Republic of Germany, the U.S., Canada, and all other countries;

c. Waive and agree not to assert any moral rights the Undersigned may have or acquire in any Inventions and agree to provide written waivers from time to time as requested by iQ; and

d. Assist iQ (at iQ's expense) in obtaining and maintaining patents or copyright registrations with respect to such Inventions.

The Undersigned understands and agrees that iQ or its designee will determine, in its sole and absolute discretion, whether an application for patent will be filed on any Invention that is the exclusive property of iQ, as set forth above, and whether such an application will be abandoned prior to issuance of a patent.

The Undersigned further agrees that the Undersigned will promptly disclose in writing to iQ during the term of this agreement and for one (1) year thereafter, all Inventions whether developed during the term of this agreement or thereafter (whether or not iQ has rights in such Inventions) so that the Undersigned's rights and iQ's rights in such Inventions can be determined. The Undersigned represents and warrants that the Undersigned has no Inventions, software, writings or other works of authorship useful to iQ in the normal course of iQ's Business, which were conceived, made or written prior to the date of this Agreement and which are excluded from the operation of this Agreement.

2.05  Possession
----------------

The Undersigned agrees that upon request by iQ, the Undersigned shall turn over to iQ all Confidential Information in the Undersigned's possession or under his control, or which is related in any manner to the iQ's Business activities or research and development efforts, whether or not such materials are in the Undersigned's possession as of the date of this Agreement.

3.00  SAVING PROVISION
----------------------

3.01 iQ and the Undersigned agree and stipulate that the agreements and covenants contained in the preceding Sections 1.00 and 2.00, including the scope of the restricted activities described therein and the duration and geographic extent of such restrictions, are fair and reasonably necessary for the
protection  of  Confidential   Information,   goodwill  and  other   protectable
interests, in light of all of the facts and circumstances of the relationship between the Undersigned and iQ. In the event a court of competent jurisdiction should decline to enforce any provision of the preceding paragraphs, such

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paragraphs  shall  be  deemed  to be  modified  to  restrict  the  Undersigned's competition with the iQ to the maximum extent, in both time and geography, which the court shall find enforceable.

4.00  INJUNCTIVE RELIEF
-----------------------

4.01 The Undersigned acknowledges that disclosure of any Confidential Information or breach or threatened breach of any of the non-competition and non-disclosure covenants or other agreements contained herein would give rise to irreparable injury to iQ or clients of iQ which injury would be inadequately compensable in money damages. Accordingly, iQ or where appropriate, a client of iQ, may seek and obtain an injunctive relief from the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies which may be available. The Undersigned further acknowledges, agrees and stipulates that the Undersigned's experience and capabilities are such that the Undersigned can obtain employment in business activities which are of a different and non-competing nature with the business activities of iQ and that the enforcement of a remedy hereunder by way of injunction shall not prevent the Undersigned from earning a reasonable livelihood. The Undersigned further acknowledges and agrees that the covenants contained herein are necessary for the protection of iQ's legitimate business interests and are reasonable in scope and content.

5.00  GENERAL
-------------

5.01 This Agreement and all matters arising hereunder will be governed by and construed in accordance with the laws of the Province of British Columbia, and the laws of Canada applicable therein, and all disputes and claims, whether for specific performance, injunction, declaration or otherwise howsoever both at law and in equity, arising out of or in any way connected with this Agreement will be referred to the courts of the Province of British Columbia exclusively, and to the Supreme Court of Canada if need be, and, by execution and delivery of this Agreement, each party hereby irrevocably submits and attorns to such jurisdiction.

5.02 The Undersigned authorizes iQ to reveal the terms of this Agreement if it is required so under any governmental laws applicable to iQ.

5.03 The Undersigned represents and warrants to iQ that the Undersigned is free to enter into this Agreement and has no commitment, arrangement or understanding to or with any party that restrains or is in conflict with the Undersigned's performance of the covenants, services and duties provided for in this Agreement.

5.04 During the term of this Agreement, this Agreement and the mutual duties between the Undersigned and iQ under this Agreement may not be assigned by either party without the written consent of the other.

5.05 This Agreement is binding upon the Undersigned and permitted assigns and on iQ, its successors and assigns.
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5.06 Any notice required or permitted to be given hereunder are sufficient if in writing and delivered by hand, by facsimile or by registered or certified mail, to a party.

5.07 If any provision of this Agreement or compliance by any of the parties with any provision of this Agreement constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, shall be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, said provision, to the extent that it is in violation of law, unenforceable or void, shall be deemed severable from the remaining provisions of this Agreement, which provisions will remain binding on the parties.

5.08 No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial waiver of a breach of any provision of this Agreement operate or be construe as a waiver of any subsequent breach; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

5.09 This instrument contains the entire agreement of the parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

5.10 In the event it becomes necessary to enforce this Agreement through legal action, whether or not a suit is actually commenced, the party which obtains substantial success in a legal action shall be entitled to his actual reasonable solicitor's fees and disbursements.

5.11 Any reference in this Agreement in the masculine gender shall include the feminine and neuter genders, and vice versa, as appropriate. Any reference in this Agreement in the singular shall mean the plural and vice versa, as appropriate.
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5.12 All references to money in this Agreement shall be to money in lawful money of the United States of America.


Dated effective August 25, 1998.

Yours truly,

Undersigned:


____________________________________
HORST DIETER BRAUN


The above-noted terms and conditions are hereto agreed to by iQ effective August 25, 1998.


iQ POWER TECHNOLOGY INC.


Per: ____________________________________